Exhibit J

                       Consent of Independent Accountants



          We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Reports to Shareholders of Thomas White American Enterprise Fund, Thomas White American Opportunities Fund and Thomas White International Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Information" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

January 29, 2002